UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                       Date of Report: April 10, 2006
                      (Date of earliest event reported)

                               FNB CORPORATION
            (Exact name of registrant as specified in its charter)

   Virginia
(State or other
jurisdiction of              000-24141                 54-1791618
incorporation or            (Commission             (I.R.S. Employer
organization)                File Number)            Identification No.)


                            105 Arbor Drive
                     Christiansburg, Virginia 24073
        (Address of principal executive offices, including zip code)

                             540-382-4951
           (Registrant's telephone number, including area code)

                                 n/a
      (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.


On April 10, 2006, Daniel A. Becker announced his planned retirement as Chief Financial Officer of FNB Corporation effective December 31, 2006. Mr. Becker, age 63, has been employed by FNB Corporation since 1997 and has served as its Chief Financial Officer since 1999.

"The personal rewards I've realized during my association with FNB Corporation have far exceeded my expectations," stated Mr. Becker. "I now plan to proceed to the next chapter of my life, devoting more time to family and travel."

William P. Heath, Jr., President and Chief Executive Officer of FNB Corporation, stated, "It is with mixed emotions that we plan for Dan's retirement at year-end 2006. He has been a valued resource and leader at FNB for nearly a decade, as well as a skilled and trusted advisor in mergers, acquisitions, and other corporate transactions. Dan is admired and respected for his insight and expertise, his enthusiasm and humor, and - above all - his integrity. We look forward to his involvement in our search for his successor, and wish Dan and his family well."




                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               FNB CORPORATION
                                                 (Registrant)

                                               /s/ William P. Heath, Jr.
                                               William P. Heath, Jr.
                                               President and Chief Executive
                                               Officer


Date:  April 14, 2006